Exhibit 10.4

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Amendment”) is made and entered into as of October 1, 2024 (the “Amendment Effective Date”), by and between BRANDYWINE CIRA, L.P., a Pennsylvania limited partnership (“Landlord”), and CABALETTA BIO, INC., a Delaware corporation (“Tenant”).

A. Landlord and Tenant are parties to a Lease (“Original Lease”) dated as of February 11, 2019, as amended by a First Amendment to Lease dated as of February 15, 2022 (the Original Lease as so amended is referred to herein as the “Current Lease”), for the Premises deemed to contain 7,672 rentable square feet presently known as Suite 600 in the Building known as Cira Centre located at 2929 Arch Street, Philadelphia, Pennsylvania. The Current Lease as amended by this Amendment is referred to herein as the “Lease”.

B. The Term currently expires on June 30, 2025. Landlord and Tenant agree to amend the Current Lease to extend the Term upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, Landlord and Tenant hereby agree as follows:

1.
Incorporation of Recitals; Definitions. The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment. Capitalized terms used but not otherwise defined in this Amendment have the respective meanings given to them in the Current Lease.
2.
Term. The Term is hereby extended by an additional 12 months, for the period commencing on July 1, 2025, and terminating on June 30, 2026.
3.
Fixed Rent. Effective on July 1, 2025, Tenant covenants and agrees to pay to Landlord, without notice, demand, setoff, deduction, or counterclaim, Fixed Rent during the Term as follows, payable in advance in the monthly installments set forth below and otherwise in accordance with the terms of the Lease:

Time Period	Annual Fixed Rent Per Rentable Square Foot of Premises	Annualized Fixed Rent	Monthly Fixed Rent
7/1/25 - 6/30/26	$38.27	$293,607.44	$24,467.29

4.
Outstanding Operating Expenses. As of August 31, 2024, Tenant owes Landlord $[***] (the “Outstanding OpEx”) for unpaid Operating Expenses. On the first day of each month of the Term commencing on October 1,2024 and ending on September 30, 2025, Tenant shall pay Landlord $[***] as Additional Rent, which shall be credited against the Outstanding OpEx.
5.
Release. Subject to Tenant’s payment of the Outstanding OpEx as set forth in Section 4 of this Amendment, Landlord, its officers, directors, partners, members, shareholders, employees, agents, executors, predecessors, successors, administrators, affiliates and assigns (“Landlord Parties”) hereby remise, release, and forever discharge Tenant, its officers, directors, members, shareholders, employees, agents, executors, predecessors, successors, administrators, affiliates, trustees and assigns, and all persons, partnerships, corporations, and other entities or persons who might be claimed to be jointly and severally liable with them (all of whom are hereinafter separately and collectively referred to as “Releasees”), of and from all, and all manner of, claims, actions, and causes of action, suits, debts, damages, costs, expenses, compensation, dues, accounts, bonds, covenants, contracts, agreements, judgments, and demands whatsoever whether arising in law or equity, in contract or tort, under state or federal law or statute, which Landlord Parties ever had. now have, or which any of them or any other person or entity claiming by, through, or under them, hereafter can. shall, or may have, which arise out of or relate in any way to unpaid or unbilled Operating Expenses under the Lease (“Unbilled Operating Expenses”), whether known or unknown, against the Releasees through and including the Amendment Effective Date. Landlord expressly acknowledges that this Release includes any and all matters, claims, demands, liabilities, obligations, damages, fees, costs, causes of action, or suits, whether known or unknown, related to or arising out of or in any way connected with the Unbilled Operating Expenses.
6.
Condition of Premises. Tenant acknowledges and agrees that Landlord has no obligation under the Lease to make any improvements to or perform any work in the Premises, or provide any improvement allowance, and Tenant accepts the Premises in their current “AS IS” condition.
7.
Brokers. Landlord and Tenant each represents and warrants to the other that such representing party has had no dealings, negotiations, or consultations with respect to the Premises or this transaction with any broker or finder other than a Landlord affiliate, representing Landlord, and JLL (“Broker”), representing Tenant. Each party must indemnify, defend, and hold harmless the other from and against any and all liability, cost, and expense (including reasonable attorneys’ fees and court costs), arising out of or from or related to its misrepresentation or breach of warranty under this Section. Landlord must pay Broker a commission in connection with this Amendment pursuant to the terms of a separate written agreement between Landlord and Broker. This Section will survive the expiration or earlier termination of the Term.
8.
Effect of Amendment; Ratification. Landlord and Tenant hereby acknowledge and agree that, except as provided in this Amendment, the Current Lease has not been modified, amended, canceled, terminated, released, superseded, or otherwise rendered of no force or effect. The Current Lease is hereby ratified and confirmed by the parties hereto, and every provision, covenant, condition, obligation, right, term, and power contained in and under the Current Lease continues in full force and effect, affected by this Amendment only to the extent of the amendments and modifications set forth herein. In the event of any conflict between the terms and conditions of this Amendment and those of the Current Lease, the terms and conditions of this Amendment control. To the extent permitted by applicable law. Landlord and Tenant hereby w aive trial by jury in any action, proceeding, or counterclaim brought by cither against the other on any matter arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Building, any claim or injury or damage, or any emergency or other statutory remedy with respect thereto. Tenant specifically acknowledges and agrees that the confession of judgment provisions of the Current Lease are restated in full below:

In addition to, and not in lieu of any of the foregoing rights granted to Landlord:

(1) WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANA EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

(2) In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a w arrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding. Tenant represents to Landlord that it has a gross income of at least SI 0,000.

TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY, AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANT’S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

TENANT: CABALETTA BIO, INC.

By: /s/ Steven Nichtberger

Name: Steven Nichtberger

Title: CEO

Date: 30 September 2024 | 4:57:30 AM PDT

9.
Representations. Each of Landlord and Tenant represents and warrants to the other that the individual executing this Amendment on such party’s behalf is authorized to do so.
10.
Counterparts; Electronic Transmittal. This Amendment may be executed in any number of counterparts, each of which when taken together will be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Amendment and signature pages by electronic transmission will constitute effective execution and delivery of this Amendment for all purposes, and signatures of the parties hereto transmitted and/or produced electronically will be deemed to be their original signature for all purposes.
11.
OFAC. Each party hereto represents and warrants to the other that such party is not a party with whom the other is prohibited from doing business pursuant to the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury, including those parties named on OFAC’s Specially Designated Nationals and Blocked Persons List. Each party hereto is currently in compliance with, and must at all times during the Term remain in compliance with, the regulations of OFAC and any other governmental requirement relating thereto. Each party hereto must defend, indemnify, and hold harmless the other from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorneys’ fees and costs) incurred by the other to the extent arising from or related to any breach of the foregoing certifications. The foregoing indemnity obligations will survive the expiration or earlier termination of the Lease.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first-above written.

LANDLORD:

BRANDYWINE CIRA, L.P.

By: Brandywine Cira, L.L.C., its general partner

By: /s/ Jeff DeVuono

Name: Jeff DeVuono

Title: EVP & Senior Managing Director

Date: 9/30/2024

TENANT:

CABALETTA BIO, INC.

By: /s/ Steven Nichtberger

Name: Steven Nichtberger

Title: CEO

Date: 30 September 2024 | 4:57:30 AM PDT